SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 29, 2004

                               GLOBAL SIGNAL INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                        Commission File Number 001-32168

                                   65-0652634
                      (I.R.S. Employer Identification No.)

                            301 North Cattlemen Road
                                   Suite 300
                               Sarasota, Florida
                    (Address of principal executive offices)

                                     34232
                                   (Zip Code)

                          (941) 364-8886 (Registrant's
                               telephone number)

                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement

         On September 29, 2004, Global Signal Inc. (the "Company") announced that it signed a definitive agreement to purchase all of the equity of VSS-GoldenState, LLC ("GoldenState"), a portfolio company of VS&A Communications Partners III, LP, a private equity affiliate of Veronis Suhler Stevenson, for an aggregate purchase price of up to $63.1 million. GoldenState owns or operates 207 wireless communications towers that are located primarily in California, Oregon, Idaho, Washington, Nevada and Arizona. The acquisition is expected to close in the fourth quarter of 2004 and is subject to customary closing conditions.

         The Company issued a press release on September 29, 2004, announcing that it signed a definitive agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

         The following material is filed as an exhibit to this Current Report on Form 8-K.

99.1     Press Release dated September 29, 2004.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GLOBAL SIGNAL INC.
                                                       (Registrant)

                                             /s/ Ronald G. Bizick, II
                                             -------------------------------
                                             Ronald G. Bizick, II
                                             Executive Vice President of
                                             Corporate Development and
                                             Operations
Date: September 29, 2004

                                 EXHIBIT INDEX

Exhibit
 Number    Exhibit

99.1       Press Release dated September 29, 2004.